SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                February 20, 2007

                       INDUSTRIAL ELECTRIC SERVICES, INC.
             (Exact Name of Registrant as Specified in its Charter)

     Florida                        333-129355                    20-3505071
     -------                        ----------                    ----------
     State of                       Commission                    IRS Employer
     Incorporation                  File Number                   I.D. Number

                               Shennan Zhong Road
                                 PO Box 031-072
                           Shenzhen City, China 518000
                           ---------------------------
                     Address of principal executive offices

                  Registrant's telephone number: (212) 561-3604

                 289 Blue Sky Parkway, Lexington, Kentucky 40509
                 -----------------------------------------------
           Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02. Unregistered Sales of Equity Securities.

      Contemporaneously with the consummation of Stock Transaction (as defined below), International Machinery Movers, Inc. assigned that certain $78,255 principal amount promissory note of Industrial Electric Services, Inc. (the "Company") that it held to each of Xiaoli Ma, Xian Liu, Bingsheng Li, Menghua Wang, Yigang Li, Yuan Li, Wenjin Xu, Xianjiao Li, David Leroy and Cyede Atkinson (collectively, the "Noteholders").

      On February 23, 2007, the Company decided to convert $69,000 of the $78,255 of principal outstanding under the promissory note and due to the Noteholders into the aggregate of 8,750,000 shares of common stock at a conversion price of $0.008 per share. These shares of common stock were issued pursuant to an exemption under Section 4(2) under the Securities Act.

Item 5.01 Changes in Control of Registrant

      On February 20, 2007, Xia Wu ("Wu") and Edward Lynch (the "Seller") consummated Wu's purchase of shares of capital stock of the Company in accordance with the terms and conditions of that certain Stock Purchase Agreement, dated as of February 8, 2007, by and between Wu and the Seller (the "Purchase Agreement"). Pursuant to the Purchase Agreement, Wu acquired 15,000,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), for an aggregate purchase price of $675,000 (the "Stock Transaction"). After giving effect to the Stock Transaction, Wu holds an aggregate of 15,000,000 shares of the 15,350,000 shares of the Company's Common Stock issued and outstanding, constituting, in the aggregate, 97.72% of the issued and outstanding shares of Common Stock of the Company, effecting a change in the controlling interest of the Company.

      The source of funds with which Yu purchased the 15,000,000 shares was her personal funds.

Item 5.02 Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers

      The Stock Transaction effected a change in control of the Company. Prior to the closing of the Stock Transaction, Edward Lynch had been Chief Executive Officer, President, Chief Financial Officer and a director of the Company. Effective upon the closing of the Stock Transaction, Wu was appointed as a director of the Company and, Mr. Lynch resigned from the Board, subject to the expiration of the statutory ten (10) day waiting period following the filing by the Company with the SEC of an Information Statement pursuant to Rule 14f-1 promulgated under the Securities Exchange Act of 1934, as amended, relating to the change in control of the Board. In addition, Wu was elected to serve as Chairman, Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary of the Company.

      Xia Wu , the newly appointed officer and director of the Company, has the following business experience: Since 2001, Xia Wu has been the Manager of the Shipping Department at Shenzhen City Jin Xing Company. From 1997 to 2001, Ms. Wu was the Manager of Shipping Department in Guangzhou City Bai Yun Qu Zue Yue Fashion Company Limited. Ms. Hu is a graduate from Hua Nan Agriculture University.

      Any description of the provisions of the Purchase Agreement and the other documents or instruments described herein are qualified in their entirety by references to such agreements, documents and instruments, which are attached hereto as exhibits and incorporated herein by reference.


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Item 9.01. Financial Statements and Exhibits

      (c)   Exhibits

      The Company hereby agrees to provide to the Commission upon request any omitted schedules or exhibits to the documents listed in this Item 9.01.

Exhibit Nos.
------------

10.1 Stock Purchase Agreement, dated as of February 8, 2008, by and between Xia Wu and Edward Lynch


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2007

                                              INDUSTRIAL ELECTRIC SERVICES, INC.


                                              By: /s/ Xia Wu
                                                  ------------------------------
                                                  Name: Xia Wu
                                                  Title: President


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

                                  Exhibit Index

Exhibit Nos.
------------

10.1 Stock Purchase Agreement, dated as of February 8, 2007, by and between Xia Wu and Edward Lynch